UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 6, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously disclosed in the Form 8-K filed on April 28, 2005 by Xybernaut Corporation (the “Company”), on April 23, 2005 William Tuttle, Harry E. Soyster and Marc Ginsberg were appointed as co-chairmen of a newly created Office of Chairman of the Board of the Company. Information regarding Messrs. Tuttle, Soyster and Ginsberg was reported in that Form 8-K. On June 6, 2005, the Bylaws were amended to clarify the powers of the Office of Chairman of the Board, the Executive Committee and President. The description of the amended Bylaws in subsection 5) of Item 5.03 of this Form 8-K is hereby incorporated by reference. On June 6, 2005, the Executive Committee was re-constituted to consist of Messrs. Tuttle, Soyster and Ginsberg. In their capacity as co-chairmen of the Company and members of its Executive Committee, Messrs. Tuttle, Soyster and Ginsberg act as directors and not as management. As previously reported in the Form 8-K filed on May 2, 2005, Perry Nolen is the President of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 6, 2005, the Board of Directors of the Company amended its Bylaws, effective on such date, as follows:

1) Article I, Section I.6 of the Company’s Bylaws was amended to provide that at meetings of the stockholders (1) the Chairman of the Board or any Executive Committee member shall act as chairman of such meetings, (2) in their absence, the President shall preside, (3) in the absence of the foregoing officers, the directors shall appoint a director to serve as chairman of such meetings, and (4) if the Board of Directors fails to act, the stockholders may appoint a chairman of such meetings.

2) Article II, Section II.3 of the Company’s Bylaws was amended to provide that special meetings of the Board of Directors may be held on two hours’ notice rather than 24 hours’ notice, as previously required.

3) The third sentence of Article II, Section II.4 of the Company’s Bylaws was amended to provide that at meetings of the Board of Directors, the Chairman of the Board or any member of the Executive Committee shall preside, or in their absence, such other person as the directors may select.

4) Article II, Section II.5 of the Company’s Bylaws was amended to provide that the Company elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware (a provision that automatically applies to all corporations incorporated in Delaware on or after July 1, 1996) rather than Section 141(c)(1) of the General Corporation Law of the State of Delaware (the provision that automatically applied to the Company). Section 141(c)(2) permits the Board of Directors to designate committees with all powers and authority of the Board of Directors, subject to certain limitations. In addition, the amendment provides that the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors, except as otherwise provided by law or in the Company’s Certificate of Incorporation or Bylaws.

5) Article III, Section III.2 of the Company’s Bylaws was amended to (1) provide that the Chairman of the Board, or any member of the Executive Committee, severally, shall be entitled to determine the policies of the Company and make decisions and take actions relating to the management of the business and affairs of the Company, subject to any directions they receive from the Board of Directors or the Executive Committee, (2) clarify in the Bylaws that if Co-Chairmen are appointed, they shall constitute an “Office of the Chairman of the Board,” and the decision of any individual Co-Chairman may be overruled by a majority vote of the Co-Chairmen, (3) provide that the President shall be the Chief Executive Officer, with general responsibility for implementation of the policies of the Company and for management of its business and affairs, subject to the direction of the Chairman of the Board or any Co-Chairman, the Board of Directors or the Executive Committee, and (4) provide that in any case where the President disagrees with any such decision or instruction, the decision of the Chairman or Co-Chairmen, the Board of Directors or the Executive Committee shall govern over the decision of the President.

6) Article IV, Section IV.2(a) of the Company’s Bylaws was amended to provide that the Board of Directors or the Executive Committee may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

7) Article IV, Section IV.3(a) of the Company’s Bylaws was amended to provide that any vacancy in the office of any officer for any reason, may be filled at any time by either a majority of the directors then in office (even though less than a quorum remains) or the Executive Committee.

8) Article VII, Section VI.5(a) of the Company’s Bylaws was amended to provide that (1) the shareholders entitled at the time to vote for directors shall have power to adopt, amend or repeal the Bylaws by vote of not less than a majority of such shares, and (2) except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend or repeal the Bylaws by vote of not less than a majority of the entire Board of Directors; however, any Bylaw adopted by the Board of Directors may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

3(ii).1 Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ Bruce C. Hayden
Bruce C. Hayden
Senior Vice President and Chief Financial Officer

Dated: June 10, 2005